Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement and related Prospectus (Form F-3 No. 333-178444) of France Telecom and subsidiaries of our reports dated February 22, 2012, with respect to the consolidated financial statements of France Telecom and subsidiaries and the effectiveness of internal control over financial reporting of France Telecom and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2011.

/s/    ERNST & YOUNG Audit

Represented by Vincent de La Bachelerie

Paris-La Défense, France

April 13, 2012